As filed with the Securities and Exchange Commission on January 13, 2017

Registration No. 333-215380

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Pre-effective amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Biostar Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
Maryland (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Code Number)	20-8747899 (I.R.S. Employer Identification Number)

No. 588 Shiji Xi Avenue
Xianyang, Shaanxi Province
The People’s Republic of China, 712046
011-86-29-33686638
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Ronghua Wang
Chief Executive Officer and President
No. 588 Shiji Xi Avenue
Xianyang, Shaanxi Province
The People’s Republic of China, 712046
011-86-29-33686638
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:
F. Alec Orudjev, Esq.
Schiff Hardin LLP
901 K Street NW, Suite 700, Washington, DC 20001
Telephone: 202-724-6846

Approximate date of commencement of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number in the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
The Registrant has an existing “shelf” registration statement on Form S-3, File No. 333-192963, that was declared effective on January 3, 2014 and which expires on January 3, 2017 pursuant to Rule 415(a)(5) under the Securities Act (the “Prior Registration Statement”).The common stock registered hereunder consists of (A) shares of common stock issuable upon the exercise of warrants to purchase an aggregate of 94,286 shares of common stock at an exercise price of $3.11 per share (the “March 2014 Warrants”) (the number of shares underlying the March 2014 Warrants has been adjusted following the February 4, 2016 one-for-seven reverse split of the Company’s common stock (the “Reverse Stock Split”)), which March 2014 Warrants were previously issued in connection with the Registrant’s March 2014 offering of 1,650,000 shares of common stock and 660,000 March 2014 Warrants; (B) shares of common stock issuable upon the exercise of warrants to purchase an aggregate of 212,500 shares of common stock at an exercise price of $5.55 per share (the “October  2016 Warrants”), which October 2016 Warrants were previously issued in connection with the Registrant’s October 2016 offering of 425,000 shares of common stock and 212,500 October 2016 Warrants, (C) 14,143 placement agent warrants issued in connection with the March 2014 Offering, as adjusted for the Reverse Stock Split (the “March 2014 Placement Agent Warrants”), and (D) 25,500 placement agent warrants issued in connection with the March 2014 Offering (the “October 2016 Placement Agent Warrants”), all of which warrants were issued and previously registered pursuant to the Prior Registration Statement.

The Registrant is filing this new Registration Statement for the sole purpose of ensuring that an effective Registration Statement covers the exercise of such previously issued warrants. In accordance with SEC rules, the Registrant may continue to offer and sell securities being registered hereunder during the grace period afforded by Rule 415(a)(5). Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement. If the Registrant sells any securities being registered hereunder during the grace period, the Registrant will identify in a pre-effective amendment to this Registration Statement the new amount of securities to be carried forward to this Registration Statement in reliance upon Rule 415(a)(6).

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated January 13, 2017
Prospectus

Biostar Pharmaceuticals, Inc.

346,429 shares of Common Stock Underlying Warrants Previously Issued

We are offering shares of common stock issuable upon the exercise of outstanding warrants previously issued by us as follows:

•	shares of common stock issuable upon the exercise of warrants to purchase an aggregate of 94,286 shares of common stock at an exercise price of $3.11 per share (the “March 2014 Warrants”);
•	shares of common stock issuable upon the exercise of warrants to purchase an aggregate of 212,500 shares of common stock at an exercise price of $5.55 per share (the “October 2016 Warrants”);
•
shares of common stock issuable upon the exercise of placement agent warrants to purchase an aggregate of 14,143 shares of common stock at an exercise price of $3.11 per share (the “March 2014 Placement Agent Warrants”); and

•
shares of common stock issuable upon the exercise of placement agent warrants to purchase an aggregate of 25,500 shares of common stock at an exercise price of $5.55 per share (the “October 2016 Placement Agent Warrants”).

We will receive proceeds from any exercises of the warrants, but not from the sale of the underlying common stock. Please see the section titled “Plan of Distribution” on page 3 for more information regarding the offering.

Our common stock is listed on the Nasdaq Capital Market and traded under the symbol “BSPM.” On December 27, 2016, the last reported sales price of our common stock on the Nasdaq Capital Market was $3.05 per share. As of December 26, 2016, we had 2,637,183 shares of common stock outstanding.

Investing in our securities involves risks. See “Risk Factors” beginning on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 13, 2017.

*********************************

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus or the documents incorporated by reference herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements  to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those set forth under the caption “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” and “plan” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update any forward-looking statement.

ABOUT THIS PROSPECTUS

The Registrant has an existing “shelf” registration statement on Form S-3, File No. 333-192963, that was declared effective on January 3, 2014 and which expires on January 3, 2017 pursuant to Rule 415(a)(5) under the Securities Act (the “Prior Registration Statement”). The common stock registered hereunder consists of (A) shares of common stock issuable upon the exercise of warrants to purchase an aggregate of 94,286 shares of common stock at an exercise price of $3.11 per share (the “March 2014 Warrants”) (the number of shares underlying the March 2014 Warrants has been adjusted following the February 4, 2016 one-for-seven reverse split of the Company’s common stock (the “Reverse Stock Split”)), which March 2014 Warrants were previously issued in connection with the Registrant’s March 2014 offering of 1,650,000 shares of common stock and 660,000 March 2014 Warrants; (B) shares of common stock issuable upon the exercise of warrants to purchase an aggregate of 212,500 shares of common stock at an exercise price of $5.55 per share (the “October  2016 Warrants”), which October 2016 Warrants were previously issued in connection with the Registrant’s October 2016 offering of 425,000 shares of common stock and 212,500 October 2016 Warrants, (C) 14,143 placement agent warrants issued in connection with the March 2014 Offering, as adjusted for the Reverse Stock Split (the “March 2014 Placement Agent Warrants”), and (D) 25,500 placement agent warrants issued in connection with the March 2014 Offering (the “October 2016 Placement Agent Warrants”), all of which warrants were issued and previously registered pursuant to the Prior Registration Statement.

The Registrant is filing this new Registration Statement for the sole purpose of ensuring that an effective Registration Statement covers the exercise of such previously issued warrants. In accordance with SEC rules, the Registrant may continue to offer and sell securities being registered hereunder during the grace period afforded by Rule 415(a)(5). Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement. If the Registrant sells any securities being registered hereunder during the grace period, the Registrant will identify in a pre-effective amendment to this Registration Statement the new amount of securities to be carried forward to this Registration Statement in reliance upon Rule 415(a)(6).

It is important for you to read and consider all of the information contained in this prospectus and any supplement hereto before making any decision whether to invest in the common stock. You should also read and consider the information contained in the documents that we have incorporated by reference as described in “Where You Can Find More Information, and “Incorporation of Certain Information by Reference” in this prospectus.

We have not authorized anyone to give any information or to make any representations different from that which is contained or incorporated by reference in this prospectus or any applicable prospectus supplement in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or any such person. Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made hereunder and thereunder shall under any circumstances create an implication that there has been no change in our affairs since the date hereof. This prospectus or any applicable prospectus supplement does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS SUMMARY

Investing in our securities involves a high degree of risk. This summary highlights some information contained or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors”, and the other financial statements and documents incorporated by reference in this prospectus.

About Biostar

Biostar Pharmaceuticals, Inc. (“we”, the “Company” or “Biostar”) was incorporated on March 27, 2007 in the State of Maryland. Our business operation is conducted in China primarily through our variable interest entity, Shaanxi Aoxing Pharmaceutical Co., Ltd., which we control through contractual arrangements between Aoxing Pharmaceutical and our wholly owned subsidiary, Shaanxi Biostar Biotech Ltd.

We develop, manufacture and market pharmaceutical products in the PRC for a variety of diseases and conditions. Our products are derived from medicinal herbs that are either grown at our own facility or purchased from our suppliers. We devote substantial resources to the research and development of new products that must be approved by the regulatory agencies in the PRC.

Our executive offices are located at No. 588 Shiji Xi Avenue Xianyang, Shaanxi Province, The People’s Republic of China, 712046 and our telephone number at those offices is 011-86-29-33686638. Our web site address is http://www.biostarpharmaceuticals.com.  Information on our web site is not part of this prospectus.

The Offering

We are offering shares of common stock which are issuable upon the exercise of outstanding warrants previously issued by us as follows:

•	shares of common stock issuable upon the exercise of warrants to purchase an aggregate of 94,286 shares of common stock at an exercise price of $3.11 per share (the “March 2014 Warrants”);
•	shares of common stock issuable upon the exercise of warrants to purchase an aggregate of 212,500 shares of common stock at an exercise price of $5.55 per share (the “October 2016 Warrants”);
•
shares of common stock issuable upon the exercise of placement agent warrants to purchase an aggregate of 14,143 shares of common stock at an exercise price of $3.11 per share (the “March 2014 Placement Agent Warrants”); and

•
shares of common stock issuable upon the exercise of placement agent warrants to purchase an aggregate of 25,500 shares of common stock at an exercise price of $5.55 per share (the “October 2016 Placement Agent Warrants”).

In order to obtain the shares of common stock underlying the warrants, the holders thereof must pay the applicable exercise price. We will receive proceeds from any exercises of the warrants, but not from the sale of the underlying common stock. Please see the section titled “Plan of Distribution” on page 3 for more information regarding the offering.

Please refer to “Description of Securities,” beginning on page 3 with respect to the description of the above referenced warrants.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors set forth under the heading “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2015, and our subsequent quarterly and other public filings, which documents are on file with the Securities and Exchange Commission and are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any supplement hereto. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

Assuming the exercise of all of the warrants included in this registration statement, we may receive estimated gross proceeds of approximately $1.66 million. We intend to use any proceeds received from the exercise of the warrants for working capital and general corporate purposes, including research and development, marketing, expansion, strategic transactions and other general corporate purposes. We will incur all costs associated with this registration statement and prospectus, which we anticipate to be approximately $25,000. There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants.

PLAN OF DISTRIBUTION

We are offering shares of common stock issuable upon the exercise of outstanding warrants previously issued by us, including shares of common stock issuable upon the exercise of the March 2014 Warrants, the October 2016 Warrants, the March 2014 Placement Agent Warrants and the October 2016 Placement Agent Warrants, all of which were previously issued in connection with the March 2014 and the October 2016 registered offering of our securities. All of the above referenced warrants were issued and previously registered pursuant to the Prior Registration Statement. The common stock issuable upon the exercise of such warrants will not be offered through underwriters, or brokers or dealers. We will not pay any compensation in connection with the offering of the shares upon exercise of the warrants.
DESCRIPTION OF SECURITIES
Common Stock

We are authorized to issue 100,000,000 shares of common stock. As of December 26, 2016, we had 2,637,183 shares of common stock outstanding. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of legally available assets at such times and in such amounts as our Board may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not authorized. Our common stock is not subject to conversion or redemption and holders of our common stock are not entitled to preemptive rights. Under the Maryland General Corporation Law, or the MGCL, our stockholders generally are not liable for our debts or obligations. The holders of common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. Upon the liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share ratably in all of our assets that are legally available for distribution, after payment of all debts and other obligations. The outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

We are also authorized to issue 10,000,000 shares of preferred stock, of which 5,000,000 shares have been designated as Series A Convertible Preferred Stock and the remaining 5,000,000 shares have been designated as Series B Convertible Preferred Stock. No shares of either the Series A or Series B are currently outstanding.

Warrants

We are offering shares of common stock which are issuable upon the exercise of outstanding warrants previously issued by us as follows:

March 2014 Warrants

The March 2014 Warrants have an exercise price of $3.11 per share and expire on March 12, 2017.  The exercise price and the number of shares for which each warrant may be exercised is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock.  In addition, if we sell, issue or grant any common stock or common stock equivalents at a price per share less than the then exercise price of the March 2014 Warrants, then in effect, then, the exercise price of the warrants shall be reduced to equal such price.

Holders of the March 2014 Warrants may exercise their warrants to purchase shares of our common stock by delivering an exercise notice, appropriately completed and duly signed.  Payment of the exercise price for the number of shares for which the warrant is being exercised is required to be delivered within one trading day after exercise of the warrant.  In the event that the registration statement relating to the warrant shares is not effective or the prospectus contained therein is not available for use, a holder of warrants will have the right to exercise its warrants for a net number of warrant shares pursuant to the cashless exercise procedures specified in the March 2014 Warrants. March 2014 Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the expiration date shall be and become void and of no value.  The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of a March 2014 Warrant. Upon the holder’s exercise of a March 2014 Warrant, we will issue the shares of common stock issuable upon exercise of the warrant within three trading days of our receipt of notice of exercise.

The shares of common stock issuable upon exercise of the March 2014 Warrants will be, when issued in accordance with the warrants, duly and validly authorized, issued and fully paid and non-assessable.  We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding March 2014 Warrants. If, at any time March 2014 Warrants are outstanding, we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding voting stock, or the sale of all or substantially all of our assets, the successor entity must assume in writing all of our obligations to the warrant holders.

Additionally, in the event of a fundamental transaction, each March 2014 Warrant holder will have the right to require us, or our successor, to repurchase its warrant for an amount of cash equal to the Black-Scholes value of the remaining unexercised portion of the warrant on the date of the consummation of such fundamental transaction or the date of the holder’s exercise of such right if exercised prior to the consummation of such fundamental transaction. The exercisability of the March 2014 Warrants may be limited in certain circumstances if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of our common stock.

In the event the closing sale price of our common stock exceeds $8.88 per share (as adjusted for stock splits, stock combinations and other similar transaction occurring with respect to our common stock) for a period of ten consecutive trading days, the aggregate dollar trading volume of our common stock for each trading day during such ten day period exceeds $1,000,000 per day and certain equity conditions are satisfied, we may, at our option, require all, but not less than all, of the holders of March 2014 Warrants to cash exercise their warrants in full by delivering an irrevocable notice of our exercise of such right. On the date selected by us for such a mandatory exercise and assuming all the conditions to the exercise of our right are still then satisfied, each holder of a March 2014 Warrant will be required to exercise its warrant for all of the shares of common stock then issuable upon complete cash exercise of such holder’s warrant.

We issued to the placement agents warrants to purchase shares of common stock on the same terms as the March 2014 Warrants. The common stock underlying such warrants are being registered herein.

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT.  THE WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE COMMON STOCK WITH WHICH THEY WERE ISSUED.

October 2016 Warrants

The October 2016 Warrants have an exercise price of $5.55 per share and expire on April 14, 2020.  The exercise price and the number of shares for which each October 2016 Warrant may be exercised is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock.

Holders of the October 2016 Warrants may exercise their warrants to purchase shares of our common stock by delivering an exercise notice, appropriately completed and duly signed.  Payment of the exercise price for the number of shares for which the warrant is being exercised is required to be delivered within one trading day after exercise of the warrant.  In the event that the registration statement relating to the warrant shares is not effective or the prospectus contained therein is not available for use, a holder of October 2016 Warrants will have the right to exercise its warrants for a net number of warrant shares pursuant to the cashless exercise procedures specified in the warrants.  October 2016 Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the expiration date shall be and become void and of no value.  The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon cashless exercise of a warrant.

Upon the holder’s exercise of a October 2016 Warrant, we will issue the shares of common stock issuable upon exercise of the warrant within three trading days of our receipt of notice of exercise. The shares of common stock issuable upon exercise of the October 2016 Warrants will be, when issued in accordance with the warrants, duly and validly authorized, issued and fully paid and non-assessable.  We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding October 2016 Warrants. If, at any time October 2016 Warrants are outstanding, we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding voting stock, or the sale of all or substantially all of our assets, the successor entity must assume in writing all of our obligations to the warrant holders.

Additionally, in the event of a fundamental transaction, each October 2016 Warrant holder will have the right to require us, or our successor, to repurchase its warrant for an amount of cash equal to the Black-Scholes value of the remaining unexercised portion of the warrant on the date of the consummation of such fundamental transaction or the date of the holder’s exercise of such right if exercised prior to the consummation of such fundamental transaction. The exercisability of the October 2016 Warrants may be limited in certain circumstances if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of our common stock.

In the event the closing sale price of our common stock exceeds $8.88 per share (as adjusted for stock splits, stock combinations and other similar transaction occurring with respect to our common stock) for a period of ten consecutive trading days, the aggregate dollar trading volume of our common stock for each trading day during such ten day period exceeds $1,000,000 per day and certain equity conditions are satisfied, we may, at our option, require all, but not less than all, of the holders of October 2016 Warrants to cash exercise their warrants in full by delivering an irrevocable notice of our exercise of such right. On the date selected by us for such a mandatory exercise and assuming all the conditions to the exercise of our right are still then satisfied, each holder of a October 2016 Warrant will be required to exercise its warrant for all of the shares of common stock then issuable upon complete cash exercise of such holder’s warrant.

We issued to the placement agents warrants to purchase shares of common stock on the same terms as the October 2016 Warrants.  The common stock underlying such warrants are being registered herein.

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT.  THE WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE COMMON STOCK WITH WHICH THEY WERE ISSUED.

Anti-Takeover Effects of Provisions of Maryland Law and Our Articles of Incorporation and Bylaws

Removal of Directors

Our charter documents provide that a director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote in the election of directors. This provision, when coupled with the power of our Board to fill vacancies on our Board, precludes shareholders from (1) removing incumbent directors except upon the requisite vote and (2) filling the vacancies created by such removal with their own nominees.

Meetings of Shareholders

Pursuant to our bylaws, a meeting of our shareholders for the election of directors and the transaction of any business will be held annually on a date and at the time set by our Board. In addition, the Board or our Chief Executive Officer may call a special meeting of our shareholders. Subject to the provisions of our bylaws, a special meeting of our shareholders will also be called by our Chief Executive Officer and Secretary upon the written request of at least two Board members or the holders of at least a majority of the entire capital stock of the Company then issued and outstanding and entitled to vote.

Amendment to Our Charter and Bylaws

Any provisions of our charter may be amended, altered or repealed and other provisions authorized by the MGCL at the time in force may be added as prescribed under the MGCL. Our Board and our stockholders may adopt, alter or repeal any provision of our Bylaws and to make new Bylaws. The provisions of Maryland law and our charter documents could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitation of Director Liability

Under our charter, the liability of our directors is limited to the fullest extent permitted under the MGCL.

Indemnification

Under our charter, we are required, to the fullest extent permitted under the MGCL, to indemnify our directors against any and all expenses, liabilities and other matters permitted under the MGCL. We do not maintain a directors’ and officers’ liability insurance.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions of our charter documents, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for our common stock is Interwest Transfer Co., Inc.

Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “BSPM.”

LEGAL MATTERS

Schiff Hardin LLP, Washington, DC, will pass upon the validity of the securities offered by this prospectus for us.

EXPERTS

The financial statements incorporated by reference in this prospectus have been audited  by our independent registered public accounting firm, and Mazars CPA Limited, our previous independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed the Securities and Exchange Commission (the “SEC”) on April 14, 2016;
•	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, June 30, and September 30, 2016, respectively, filed with the SEC on May 23, August 22, and November 21, 2016, respectively;
•	Our Current Reports on Form 8-K filed on February 5, February 24, June 13, September 22 and October 12, 2016, respectively;
•	Our Definitive Proxy Statement as Schedule 14A filed on April 22, 2016;
•
The description of our common stock set forth in our registration statement on Form 8-A filed under with the SEC under the Exchange Act on April 21, 2010, including any amendment or report filed for the purpose of updating such description;

•	All documents filed by us with the SEC pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement.

Also incorporated by reference into this prospectus are all documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of filing of this registration statement, and until all of the securities to which the prospectus relates has been sold or the offering is otherwise terminated. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and current reports on Form 8-K, as well as proxy statements. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Biostar Pharmaceuticals, Inc., No. 588 Shiji Xi Avenue Xianyang, Shaanxi Province, The People’s Republic of China, 712046, Attn: Investor Relations, telephone 011-86-29-33686638. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy the registration statement and any other documents we have filed at the Securities and Exchange Commission’s Public Reference Room 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s Internet site at www.sec.gov.

This prospectus, and any prospectus supplement, is part of the registration  statement and does not contain all of the information included in the registration  statement. Whenever a reference is made in this prospectus and any prospectus supplement, to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other expenses of issuance and distribution

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee:

Securities and Exchange Commission registration fee	$192.17	*
Accounting fees and expenses	$10,000
Legal fees and expenses	$15,000
Total	$25,192.17

*Previously paid. Please refer to the Explanatory Note on the cover page of this Registration Statement.

Item 15.          Indemnification of directors and officers

Maryland General Corporation Law (MGCL) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.  In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Under our charter, the liability of our directors is limited to the fullest extent permitted under the MGCL. We are also required, under our charter, to the fullest extent permitted under the MGCL, to indemnify our directors against any and all expenses, liabilities and other matters permitted under the MGCL. We do not maintain a directors’ and officers’ liability insurance. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed  in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Item 16.          Exhibits and financial statement schedules

(a)          Exhibits Pursuant to Item 601 of Regulation S-K:

Exhibit No.          Exhibit Description

3.1(i)	Articles of Incorporation filed with the secretary of State of the State of Maryland on March 27, 2007 (1) .
3.1(ii)	Articles of Amendment filed with the secretary of State of the State of Maryland on August 1, 2007 (1) .
3.1(iii)	Articles of Amendment filed with the secretary of State of the State of Maryland on September 14, 2007 (1) .
3.1 (iv)	Articles of Amendment filed with the secretary of State of the State of Maryland on February 4, 2016 (2).
3.2	Bylaws (1).
4.1	Form of Common Stock Purchase Warrant in connection with the March 2014 offering (3).
4.2	Form of Common Stock Purchase Warrant in connection with the October 2016 offering (4).
5.1	Opinion of Schiff Hardin LLP.
10.1	Securities Purchase Agreement dated as of March 10, 2014 in connection with the March 2014 offering (3).
10.2	Securities Purchase Agreement dated as of October 11, 2016 in connection with the October 2016 offering (4).
23.1	Consent of Mazars CPA Limited. (5)
23.3	Consent of Schiff Hardin LLP (included in Exhibit 5).
24.1	Power of Attorney (included on signature page) (5).

*          To be filed by amendment.

(1) Previously filed as an exhibit to the Company’s Registration Statement on Form SB-2 (File No. 333-147363) filed with the SEC on November 13, 2007.
(2) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on February 5, 2016.
(2) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2009.
(3) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on March 10, 2014.
(4) Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on October 12, 2016.
(5) Previously filed as part of this registration statement.

Item 17.          Undertakings

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)          If the registrant is relying on Rule 430B,

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6)          That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)          To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Xianyang, Shaanxi Province, People’s Republic of China, on January 13, 2017.

BIOSTAR PHARMACEUTICALS, INC.
By:	/s/ Ronghua Wang
Name:	Ronghua Wang
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronghua Wang	Chief Executive Officer (Principal Executive Officer) and Director	January 13, 2017
Ronghua Wang

/s/ Qinghua Liu*	Chief Financial and Accounting Officer (Principal Financial Officer)	January 13, 2017
Qinghua Liu

/s/ Leung King-fai*	Director	January 13, 2017
Leung King-fai

/s/ Zhongyang Shang*	Director	January 13, 2017
Zhongyang Shang

/s/ Haipeng Wu*	Director	January 13, 2017
Haipeng Wu

*By:	/s/ Ronghua Wang
Ronghua Wang
Attorney-in-fact